Novume Announces Increased Focus on Technology Products and Services and Intention to Change Name and Segment Businesses

CHANTILLY, VA / ACCESSWIRE / March 29, 2019 / Novume Solutions, Inc. (NASDAQ: NVMM) announced today that its Board of Directors approved changing the company's name to Rekor Systems, Inc. The planned name change is a result of the company's recent acquisition of assets of OpenALPR Technology, Inc. and increased focus on technology products and services. The company recently renamed its subsidiary from Brekford Traffic Safety, Inc. to Rekor Recognition Systems, Inc. The line of hardware and software products and services offered by Rekor Recognition Systems, Inc. is powered by OpenALPR software, which uses artificial intelligence to improve the performance of automated license plate readers. The line was designed to assist law enforcement agencies in improving public safety and has commercial uses in automated parking management, electronic tolling, traffic flow management, supply chain logistics and customer loyalty. To complement the planned name change to Rekor Systems, Inc., Novume has applied to the Nasdaq Capital Market to change its trading symbol to “REKR.”

Beginning with the first quarter of 2019, the company also plans to change its operating and reportable segments from one segment to two segments. The two segments are expected to reflect that company's focus on both technology products and services and professional services.

About Novume Solutions, Inc.

The company provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:
Robert Berman
Novume Solutions
ir@novume.com

SOURCE: Novume Solutions, Inc.